UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

CSS Industries, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2008, we and Christopher J. Munyan, our President and Chief Executive Officer, entered into an amendment (the “Amendment”) to the employment agreement dated May 12, 2006 between us and Mr. Munyan (the “Employment Agreement”). The Amendment extends Mr. Munyan’s current term of employment by two years, until June 30, 2011. Additionally, the Amendment provides that the term of Mr. Munyan’s employment will renew for a three-year term on June 30 of each year unless either party provides the other with written notice of non-renewal at least ninety (90) days prior to July 1 of each year.

As amended, the Employment Agreement provisions under which Mr. Munyan is entitled to receive severance payments if his employment is terminated by us other than for cause provide that such severance payments will be equal to the greater of (i) eighteen months of Mr. Munyan’s then-current annual base salary (less applicable tax withholdings and payroll deductions) or (ii) Mr. Munyan’s then-current annual base salary (less applicable tax withholdings and payroll deductions) for the period from the effective date of such termination until the then-current expiration date of Mr. Munyan’s employment term under the Employment Agreement. Prior to the Amendment, the minimum amount of severance payments would have been equal to twelve months of Mr. Munyan’s annual base salary (less applicable tax withholdings and payroll deductions). As amended, the Employment Agreement continues to provide that any such severance payments will be reduced by any earnings and other compensation received by Mr. Munyan or accrued for his benefit for his services (whether as an employee or as an independent contractor) during the period commencing on the day following the one year anniversary of the termination of his employment. The Amendment also added a provision under which Mr. Munyan may be entitled to certain health insurance benefits during the period of time that he is entitled to receive severance payments, and it added provisions that are intended to ensure that the Employment Agreement complies with Section 409A of the Internal Revenue Code of 1986, as amended.

Item 7.01 Regulation FD Disclosure.

On September 9, 2008, we issued a press release announcing that Paul Quick has joined our organization as President of our Paper Magic Group, Inc. company, succeeding Robert Collins, who has left our organization to pursue other opportunities. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. This press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by us under the Exchange Act and/or the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated September 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By: /s/William G. Kiesling
William G. Kiesling
Vice President – Legal and Human
Resources and General Counsel

Date: September 9, 2008

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated September 9, 2008.

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